EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints RICHARD S. FOGGIO and KIM K. AZZARELLI, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registrations statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commissions, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the Requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated

Signature	Title	Date

/s/ Andrea Jung	Chairman of the Board and Chief Executive	February 27, 2008
Andrea Jung	Officer – Principal Executive Officer

/s/ Charles W. Cramb	Vice Chairman and Chief Finance and Strategy	February 27, 2008
Charles W. Cramb	Officer – Principal Financial Officer

/s/ Richard S. Foggio	Group Vice President and Corporate Controller –	February 27, 2008
Richard S. Foggio	Principal Accounting Officer

/s/ W. Don Cornwell		February 27, 2008
W. Don Cornwell	Director

/s/ Edward T. Fogarty		February 27, 2008
Edward T. Fogarty	Director

/s/ Fred Hassan		February 27, 2008
Fred Hassan	Director

/s/ Maria Elena Lagomasino		February 27, 2008
Maria Elena Lagomasino	Director

/s/ Ann S. Moore		February 27, 2008
Ann S. Moore	Director

/s/ Paul S. Pressler		February 27, 2008
Paul S. Pressler	Director

/s/ Gary M. Rodkin		February 27, 2008
Gary M. Rodkin	Director

/s/ Paula Stern		February 27, 2008
Paula Stern	Director

/s/ Lawrence A. Weinbach		February 27, 2008
Lawrence A. Weinbach	Director

/s/ Kim K. Azzarelli		February 27, 2008
Kim K. Azzarelli	Attorney-in-fact